UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2012

WEGENER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-11003	81-0371341
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11350 Technology Circle, Johns Creek, Georgia 30097

(Address of principal executive offices, including zip code)

(770) 623-0096

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Wegener Corporation, a Delaware corporation (the “Company”), was held on January 31, 2012.  Matters voted upon and the final voting results were as follows:

(1.)	The shareholders approved the election of the following class II director nominees to the Board of Directors to hold office until the 2015 annual meeting of stockholders or until their successors shall have been elected and qualified with the voting as follows:

Nominee	For	Withheld	Broker non-votes
Jeffrey J. Haas	6,117,921	313,349	5,862,845
Robert A. Placek	5,511,529	919,741	5,862,845

(2.)	An amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s capital stock from 30,250,000 shares to 100,250,000 shares and to increase the number of shares designated as common stock from 30,000,000 shares to 100,000,000 shares was approved with the voting as follows:

For	Against	Abstain
9,156,553	3,118,643	18,919

(3.)	The advisory resolution on executive compensation was approved with the voting as follows:

For	Against	Abstain	Broker non-votes
5,515,790	889,424	26,056	5,862,845

(4.)	The appointment of Habif, Arogeti & Wynne, LLP to serve as the Company’s independent registered public accounting firm for fiscal 2012 was ratified with the voting as follows:

For	Against	Abstain
11,236,686	1,056,909	520

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEGENER CORPORATION

Date: January 31, 2012	/s/ C. Troy Woodbury, Jr.
C. Troy Woodbury, Jr.
President and Chief Executive Officer
(Principal Executive Officer)